Exhibit (a)(1)(c)

THE BNA 401(K) PLAN LETTER OF INSTRUCTION

Investor ID Number

LETTER OF INSTRUCTION TO THE TRUSTEES OF THE STOCK FUND TRUST UNDER THE BNA 401(K) PLAN TO TENDER SHARES OF THE BUREAU OF NATIONAL AFFAIRS, INC.
Pursuant to the Offer to Purchase dated August 31, 2011, Brass Acquisition Corp. ("Purchaser") has offered to purchase all issued and outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock (collectively, the "Shares") of The Bureau of National Affairs, Inc. The offer expires on September 28, 2011. This Letter of Instruction is to enable the beneficial holders of Shares under The BNA 401(k) Plan to confidentially instruct the trustees of the stock fund trust under the 401(k) plan (the "Trustees") as to whether or not to tender the Shares in the Offer. THIS LETTER OF INSTRUCTION SHOULD BE DELIVERED TO THE DEPOSITARY SUFFICIENTLY IN ADVANCE OF THE EXPIRATION OF THE OFFER (AND IN ANY EVENT FOR ITS RECEIPT NOT LATER THAN ONE BUSINESS DAY PRIOR TO THE EXPIRATION OF THE OFFER) TO ENABLE THE TRUSTEES TO COMPLY WITH THE INSTRUCTIONS CONTAINED HEREIN. You are treated as a named fiduciary under the Employee Retirement Income Security Act of 1974, as amended, for purposes of determining whether the Shares credited to you under the 401(k) plan should be tendered. If you do not instruct the Trustees to tender the Shares credited to you under the 401(k) plan, you will be deemed to have instructed the Trustees not to tender them. See Instructions below.

I/we the undersigned, instruct the Trustees, upon the terms and subject to the conditions of the Offer to Purchase, the Letter of Transmittal and this Letter of Instruction, to tender the Share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions below, am/are the beneficial holder(s) of the Shares of The Bureau of National Affairs, Inc. stock listed below and have full authority to instruct the Trustees regarding these Shares.

❶ ***Signature:*** This form **must** be signed by the beneficial holder(s) exactly as their name(s) appears on the records of the 401(K) plan or by person(s) authorized to sign on behalf of the beneficial holder(s) by documents transmitted herewith.

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Signature of Stockholder	Date	Daytime Telephone #
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Signature of Stockholder	Date	Daytime Telephone #

INSTRUCTIONS FOR COMPLETING THE LETTER OF INSTRUCTION

❶ Sign, date and include your daytime telephone number in this Transmittal form in Box 1 and after completing all other applicable sections return this form in the enclosed envelope.

THIS LETTER OF INSTRUCTION SHOULD BE DELIVERED TO THE DEPOSITARY SUFFICIENTLY IN ADVANCE OF THE EXPIRATION OF THE OFFER (AND IN ANY EVENT FOR ITS RECEIPT NOT LATER THAN ONE BUSINESS DAY PRIOR TO THE EXPIRATION OF THE OFFER) TO ENABLE THE TRUSTEES TO COMPLY WITH THE INSTRUCTIONS CONTAINED HEREIN.

❷ Payment of the Offer Price with respect to Shares held through The BNA 401(k) Plan will be made to the 401(k) plan. Payment to the 401(k) plan will discharge the obligation of Purchaser to pay for such Shares.

❸ All questions as to validity, form and eligibility of any instructions regarding the tender of Shares hereby will be determined by the Trustees (or their delegate) and such determination shall be final and binding.

If you have any questions about how to complete this Letter of Instruction, please contact the Information Agent.

The Information Agent for the Offer is:

MACKENZIE PARTNERS, INC.

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free: (800) 322-2885

Email: tenderoffer@mackenziepartners.com

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:

BNY Mellon Shareowner Services
Attn: Corporate Action Dept.
P.O. Box 3301
South Hackensack, NJ 07606

By Overnight Courier or By Hand

BNY Mellon Shareowner Services
Attn: Corporate Action Dept., 27th Floor
480 Washington Boulevard
Jersey City, NJ 07310